Exhibit 99.1

Onyx Enterprises Int’l, Corp. and Legacy Acquisition Corp. to Participate

in SPACInsider-ICR Webinar on October 22nd at 2pm ET

October 19, 2020 – New York, NY and Cranbury NJ – Onyx Enterprises Int’l, Corp. (“Onyx”), owner and operator of a leading digital commerce platform for the automotive market, “CARiD.com,” which has entered into a definitive business combination agreement with Legacy Acquisition Corp. (NYSE: “LGC”) (“Legacy”), a publicly-traded special purpose acquisition company (SPAC), today announced that the two companies will participate in a webinar hosted by SPACInsider and ICR on October 22, 2020 at 2:00 p.m. ET.

Learn more and register for the event at:

https://icrinc.zoom.us/webinar/register/1716027793907/WN_rGzbsInrRUaAlE3lb4rxog

Participants in the webinar will include:

●	Edwin Rigaud, Chief Executive Officer of Legacy Acquisition Corp.
●	Darryl McCall, President, Legacy Acquisition Corp
●	Rick White, Director, Legacy Acquisition Corp
●	Prashant Pathak, Chairman of Onyx
●	Antonino Ciappina, operating as the Chief Executive of Onyx
●	Kailas Agrawal, Chief Financial Officer of Onyx

With CARiD, Onyx has developed a distinctive proprietary technology platform for digital commerce and fulfillment, relying on insights extracted from nearly 14 billion data points, a physical footprint network comprising over 2,500 shipping locations, nearly 5,000 active brands, and machine-learning algorithms for complex fitment industries such as vehicle parts and accessories. In announcing their definitive business merger agreement with Legacy, Onyx is positioned to accelerate further growth with new cash funding resulting from the business combination as it looks to increase its already significant footprint in the auto aftermarket industry.

Onyx’s proprietary fitment data and algorithms used in CARiD.com and other verticals (such as MOTORCYCLEiD, TRUCKiD, and BOATiD) compiled over the past decade, combined with its substantial investments in artificial intelligence and machine learning, provide online consumers with an enhanced user experience in featuring a breadth of offerings and service levels (including search capabilities, training and learning, and provision of data suppliers to enhance their product information), positioning it as a key leader in the already $400+ billion auto aftermarket industry.

The transaction values Onyx at an estimated enterprise value of $331.1 million, which represents a 0.7x EV / 2021E Revenue multiple, a discount to primary publicly-listed peer, PRTS’, EV / 2021E Revenue multiple of 1.2x1 and a 16.9x EV / 2021E Adjusted EBITDA multiple, a discount to PRTS’ EV / 2021E Adjusted EBITDA multiple of 25.1x1. As of June 30, 2020, CARiD was well-capitalized with approximately $45.7 million of cash on the balance sheet. CARiD’s existing common shareholders are rolling 100% of their equity in CARiD, which represents 67.1% of the pro forma company. The transaction is expected to close November 2020.

1 Based on Wall Street analyst consensus estimates as of 10/12/20.

About Onyx Enterprises Int’l, Corp.

Onyx is a technology-driven, digital commerce company focused on creating custom infrastructure and unique user experiences within niche markets. Onyx was founded in 2008 with a vision of creating a one-stop eCommerce destination for the automotive parts and accessories market. Onyx has since become a market leader and proven brand-builder, fueled by its commitment to delivering a revolutionary shopping experience; comprehensive, accurate and varied product offerings, and continued digital commerce innovation. For more information please visit www.onyx.com and www.carid.com.

About Legacy Acquisition Corp.

Legacy raised $300 million in November 2017 and its securities are listed on the New York Stock Exchange (“NYSE”). At the time of its listing, Legacy was the only Special Purpose Acquisition Company on the NYSE led predominantly by African American managers and sponsor investors. Legacy was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Legacy is sponsored by a team of proven leaders primarily comprised of former Procter & Gamble executives and is supported by a founder/shareholder group of proven operationally based value builders. These executives have extensive experience in building brands and transforming businesses for accelerated growth. Legacy’s founders and management expectation is that Legacy will serve as a role model for African Americans and other underrepresented business leaders to achieve success not just in the executive ranks of large Corporations, but also as entrepreneurs in the productive use of capital through mergers and acquisitions on Wall Street. For more information please visit www.LegacyAcquisition.com.

About SPACInsider

SPACInsider is a trusted intelligence and analysis provider specializing in the Special Purpose Acquisition Corporation (SPAC) asset class. SPACInsider’s mission is to be the best-in-class source for SPAC information benefiting investors, SPAC teams, bankers and service providers. The company provides comprehensive data covering the SPAC transaction universe, along with detailed analysis and coverage of IPO and acquisition events. SPACInsider is led by Kristi Marvin, a career investment banker with over 15 years of experience in the capital markets, who began working on SPACs in 2005. Learn more at SPACInsider.com.

About ICR

Established in 1998, ICR partners with companies to execute strategic communications and advisory programs that achieve business goals, build awareness and credibility, and enhance long-term enterprise value. The firm’s highly-differentiated service model, which pairs capital markets veterans with senior communications professionals, brings deep sector knowledge and relationships to more than 650 clients in approximately 20 industries. ICR’s healthcare practice operates under the Westwicke brand (www.westwicke.com). Today, ICR is one of the largest and most experienced independent communications and advisory firms in North America, maintaining offices in New York, Norwalk, Boston, Baltimore, San Francisco, San Diego and Beijing. ICR also advises on capital markets transactions through ICR Capital, LLC. Learn more at www.icrinc.com. Follow us on Twitter at @ICRPR.

Additional Information about the Business Combination and Where to Find It

This communication is being made in respect of the proposed business combination involving Legacy Acquisition Corp. and Onyx Enterprises Int’l, Corp. Legacy Acquisition Corp. has filed a preliminary information statement on Schedule 14C with the Securities and Exchange Commission (the “SEC”) and will file a definitive information statement and other documents with the SEC regarding the proposed transaction. A copy of the definitive information statement will also be sent to the stockholders of Legacy Acquisition Corp. Before making any voting or investment decision, investors and security holders of Legacy Acquisition Corp. are urged to carefully read the entire information statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Legacy Acquisition Corp. with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

Participants in the Solicitation

Legacy and its directors and executive officers may be deemed participants in the solicitation of consents from Legacy’s warrantholders with respect to the proposed amendments (the “Warrant Amendments”) to the Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017. A list of the names of those directors and executive officers and a description of their interests in Legacy will be contained in Legacy’s definitive consent solicitation statement that will be filed with respect to the Warrant Amendments and are contained in the preliminary consent solicitation statement and in its annual report on Form 10-K for the fiscal year ended December 31, 2019, which were filed with the SEC and are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or in accordance with an exemption from registration therefrom.

Forward-Looking Statements

This press release includes “forward-looking statements.” Legacy’s and Onyx’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “propose,” “plan,” “contemplate,” “may,” “will,” “might,” “shall,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “positioned,” “goal,” “conditional,” “opportunities” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the transaction value of the proposed business combination, as well as the anticipated closing date of the transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Legacy’s and Onyx’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement, (2) the outcome of any legal proceedings that may be instituted against Legacy and other transaction parties following the announcement of the business combination agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to the inability to satisfy conditions to closing in the business combination agreement; (4) the occurrence of any event, change or other circumstance that could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A common stock on the NYSE (or such other nationally recognized stock exchange on which shares of the Class A common stock are then listed) following the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (8) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to operate cohesively as a standalone group, grow and manage growth profitably and retain its key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the possibility that Onyx or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) the aggregate number of Legacy shares tendered in the tender offer by the holders of Legacy’s Class A common stock in connection with the proposed transaction; (13) disruptions in the economy or business operations of Onyx or its suppliers due to the impact of COVID-19; (14) the outcome of pending legal proceeding with certain Onyx stockholders; (15) potential adjustments to the unaudited non-GAAP interim financial results of Onyx; and (16) other risks and uncertainties indicated from time to time in the information statement relating to the proposed transaction, including those under “Risk Factors” therein, and in Legacy’s other filings with the SEC, including the Schedule TO that will be filed with the SEC in connection with the transaction. Legacy cautions that the foregoing list of factors is not exclusive. Legacy cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Legacy does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Legacy/Investors:

Dawn Francfort / Brendon Frey

ICR

PARTSiDIR@icrinc.com

Media:

Keil Decker

ICR

PARTSiDPR@icrinc.com

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